APPENDIX I
to the Transfer Agency and Service Agreement
between Direxion Shares ETF Trust and The Bank of New York

SERIES

BULL FUNDS	BEAR FUNDS
Domestic Equity Index Funds
Direxion Daily Total Market Bull 3X Shares	Direxion Daily Total Market Bear 3X Shares
Direxion Daily Large Cap Bull 3X Shares	Direxion Daily Large Cap Bear 3X Shares
Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares
International Funds
Direxion Daily Developed Markets Bull 3X Shares	Direxion Daily Developed Markets Bear 3X Shares
Direxion Daily Emerging Markets Bull 3X Shares	Direxion Daily Emerging Markets Bear 3X Shares
Direxion Daily BRIC Bull 3X Shares	Direxion Daily BRIC Bear 3X Shares
Direxion Daily China Bull 3X Shares	Direxion Daily China Bear 3X Shares
Direxion Daily India Bull 3X Shares	Direxion Daily India Bear 3X Shares
Direxion Daily Latin America Bull 3X Shares	Direxion Daily Latin America Bear 3X Shares
Specialty Funds
Direxion Daily Clean Energy Bull 3X Shares	Direxion Daily Clean Energy Bear 3X Shares
Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares
Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares
Direxion Daily Real Estate Bull 3X Shares	Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Homebuilders Bull 3X Shares	Direxion Daily Homebuilders Bear 3X Shares
Fixed Income Funds
Direxion Daily 2-Year Treasury Bull 3X Shares	Direxion Daily 2-Year Treasury Bear 3X Shares
Direxion Daily 5-Year Treasury Bull 3X Shares	Direxion Daily 5-Year Treasury Bear 3X Shares
Direxion Daily 10-Year Treasury Bull 3X Shares	Direxion Daily 10-Year Treasury Bear 3X Shares
Direxion Daily 30-Year Treasury Bull 3X Shares	Direxion Daily 30-Year Treasury Bear 3X Shares

Dated:     February 11, 2009